UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

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PHILLIPS EDISON GROCERY CENTER REIT I, INC.
(Exact name of registrant as specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 22, 2015, Phillips Edison Grocery Center REIT I, Inc. (the “Company”), through Phillips Edison Grocery Center Operating Partnership I, L.P., the Company’s operating partnership, entered into three interest rate swap agreements with Bank of America, N.A. to fix the LIBOR portion of the interest rate on the $387.0 million of outstanding debt under its existing credit facility beginning May 1, 2015. The first swap has a notional amount of $100.0 million and fixes LIBOR at 1.20625% with a maturity date of February 1, 2019. The second swap has a notional amount of $175.0 million and fixes LIBOR at 1.3975% with a maturity date of February 3, 2020. The third swap has a notional amount of $112.0 million and fixes LIBOR at 1.54875% with a maturity date of February 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Dated: April 28, 2015	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer